NEWS RELEASE
January 25, 2018

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2017

4th Quarter 2017 Highlights:

•
Recognized a one-time tax expense of $19.7 million from the revaluation of the net deferred tax asset as a result of the Tax Cuts and Jobs Act (“Tax Act”). The Company believes that the financial results are more comparable excluding the impact of the revaluation of the net deferred tax asset, so we have included a Non-GAAP Financial Measures section within the earnings release that shows certain key business measures without the impact of the one-time tax adjustment.

•
Net income of $34.7 million for the current quarter, an increase of $3.7 million over the prior year fourth quarter net income of $31.0 million, excluding the impact of the Tax Act. Including the impact from the Tax Act, net income was $15.0 million.

•
Current quarter diluted earnings per share of $0.44, an increase of 7 percent from the prior year fourth quarter diluted earnings per share of $0.41, excluding the impact of the Tax Act. Including the impact from the Tax Act, diluted earnings per share was $0.19.

•
Net interest margin of 4.23 percent as a percentage of earning assets, on a tax equivalent basis, a 21 basis point increase over the 4.02 percent net interest margin in the fourth quarter of the prior year.

•	Declared and paid a regular quarterly dividend of $0.21 per share. The dividend was the 131st consecutive quarterly dividend.

•
The Company announced the signing of a definitive agreement to acquire Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana, with total assets of $1.028 billion as of December 31, 2017.

•	Total assets of $9.7 billion at year end enabled the Company to delay the impact of the Durbin Amendment for one additional year.

Year 2017 Highlights:

•
Record net income of $136 million for 2017, an increase of $14.9 million, or 12 percent, over the prior year net income of $121 million, excluding the impact of the Tax Act. Including the impact from the Tax Act, net income was $116 million.

•
Diluted earnings per share of $1.75, an increase of 10 percent from the prior year diluted earnings per share of $1.59, excluding the impact of the Tax Act. Including the impact from the Tax Act, diluted earnings per share was $1.50.

•	Organic loan growth of $601 million, or 11 percent, for the current year.

•	Net interest margin of 4.12 percent as a percentage of earning assets, on a tax equivalent basis, a 10 basis point increase over the 4.02 percent net interest margin in the prior year.

Non-GAAP Financial Measures - Tax Cuts and Jobs Act
In addition to the results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release contains certain non-GAAP financial measures. The Company believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company's financial performance, performance trends, and financial position. While the Company uses these non-GAAP measures in its analysis of the Company's performance, this information should not be considered an alternative to measurements required by GAAP.

The following table provides a reconciliation of certain GAAP financial measures to non-GAAP financial measures. The reconciling item between the GAAP and non-GAAP financial measures was the current quarter one-time net tax expense of $19.7 million. The one-time net tax expense was driven by the Tax Act and the change in the current year federal marginal rate of 35 percent to 21 percent for future years, which resulted in this revaluation of its deferred tax assets and deferred tax liabilities (“net deferred tax asset”). The Company believes that the financial results are more comparable excluding the impact of the revaluation of the net deferred tax asset.

	Three Months ended					Year ended
(Dollars in thousands, except per share data)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Net income (GAAP)	$14,956	36,479	33,687	31,255	31,041	116,377	121,131
Tax Act adjustment (GAAP)	19,699	—	—	—	—	19,699	—
Net income (non-GAAP)	$34,655	36,479	33,687	31,255	31,041	136,076	121,131
Basic earnings per share (GAAP)	$0.19	0.47	0.43	0.41	0.41	1.50	1.59
Tax Act adjustment (GAAP)	0.25	—	—	—	—	0.25	—
Basic earnings per share (non-GAAP)	$0.44	0.47	0.43	0.41	0.41	1.75	1.59
Diluted earnings per share (GAAP)	$0.19	0.47	0.43	0.41	0.41	1.50	1.59
Tax Act adjustment (GAAP)	0.25	—	—	—	—	0.25	—
Diluted earnings per share (non-GAAP)	$0.44	0.47	0.43	0.41	0.41	1.75	1.59
Return on average assets (annualized) (GAAP)	0.61%	1.46%	1.39%	1.35%	1.33%	1.20%	1.32%
Tax Act adjustment (GAAP)	0.81%	—%	—%	—%	—%	0.21%	—%
Return on average assets (annualized) (non-GAAP)	1.42%	1.46%	1.39%	1.35%	1.33%	1.41%	1.32%
Return on average equity (annualized) (GAAP)	4.91%	11.87%	11.37%	11.19%	10.82%	9.80%	10.79%
Tax Act adjustment (GAAP)	6.47%	—%	—%	—%	—%	1.66%	—%
Return on average equity (annualized) (non-GAAP)	11.38%	11.87%	11.37%	11.19%	10.82%	11.46%	10.79%
Dividend payout ratio (annualized) (GAAP)	110.53%	108.51%	48.84%	51.22%	121.95%	76.00%	69.18%
Tax Act adjustment (GAAP)	(62.80)%	—%	—%	—%	—%	(10.86)%	—%
Dividend payout ratio (annualized) (non-GAAP)	47.73%	108.51%	48.84%	51.22%	121.95%	65.14%	69.18%
Effective tax rate (GAAP)	67.69%	24.19%	26.11%	23.79%	23.74%	35.70%	24.67%
Tax Act adjustment (GAAP)	(42.57)%	—%	—%	—%	—%	(10.88)%	—%
Effective tax rate (non-GAAP)	25.12%	24.19%	26.11%	23.79%	23.74%	24.82%	24.67%

Financial Highlights

	At or for the Three Months ended					At or for the Year ended
(Dollars in thousands, except per share and market data)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Operating results
Net income [1]	$34,655	36,479	33,687	31,255	31,041	136,076	121,131
Basic earnings per share [1]	$0.44	0.47	0.43	0.41	0.41	1.75	1.59
Diluted earnings per share [1]	$0.44	0.47	0.43	0.41	0.41	1.75	1.59
Dividends declared per share [2]	$0.21	0.51	0.21	0.21	0.50	1.14	1.10
Market value per share
Closing	$39.39	37.76	36.61	33.93	36.23	39.39	36.23
High	$40.31	37.76	36.72	38.03	37.66	40.31	37.66
Low	$36.01	31.50	32.06	32.47	27.50	31.50	22.19
Selected ratios and other data
Number of common stock shares outstanding	78,006,956	78,006,956	78,001,890	76,619,952	76,525,402	78,006,956	76,525,402
Average outstanding shares - basic	78,006,956	78,004,450	77,546,236	76,572,116	76,525,402	77,537,664	76,278,463
Average outstanding shares - diluted	78,094,494	78,065,942	77,592,325	76,633,283	76,615,272	77,607,605	76,341,836
Return on average assets (annualized) [1]	1.42%	1.46%	1.39%	1.35%	1.33%	1.41%	1.32%
Return on average equity (annualized) [1]	11.38%	11.87%	11.37%	11.19%	10.82%	11.46%	10.79%
Efficiency ratio	54.02%	53.44%	52.89%	55.57%	55.08%	53.94%	55.88%
Dividend payout ratio [1,2]	47.73%	108.51%	48.84%	51.22%	121.95%	65.14%	69.18%
Loan to deposit ratio	87.29%	84.43%	81.86%	78.91%	78.10%	87.29%	78.10%
Number of full time equivalent employees	2,278	2,250	2,265	2,224	2,222	2,278	2,222
Number of locations	145	145	145	142	142	145	142
Number of ATMs	200	200	199	195	200	200	200

_______
[1] Excludes a one-time revaluation of the deferred tax assets and deferred tax liabilities as a result of the Tax Act for the three months and year ended December 31, 2017. For additional information on the revaluation, see the “Non-GAAP Financial Measures - Tax Cuts and Jobs Act” section above.

[2] Includes a special dividend declared of $0.30 per share for the three months ended September 30, 2017 and December 31, 2016 and for the years ended December 31, 2017 and 2016.

KALISPELL, Mont., Jan 25, 2018 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NASDAQ:GBCI) reported net income of $34.7 million for the current quarter, an increase of $3.7 million, or 12 percent, from the $31.0 million of net income for the prior year fourth quarter, excluding the impact of the Tax Act. Diluted earnings per share for the current quarter was $0.44 per share, an increase of $0.03, or 7 percent, from the prior year fourth quarter diluted earnings per share of $0.41, excluding the impact from the Tax Act. Included in the current quarter was $937 thousand of acquisition-related expenses. “2017 was an excellent year for the Company and we are extremely pleased to see our core business perform at these levels.  We thank all of our customers for their continued confidence in us and our employees for turning in another record year,” said Randy Chesler, President and Chief Executive Officer.

Record net income for the year ended December 31, 2017 was $136 million, an increase of $14.9 million, or 12 percent, from the $121 million of net income for the prior year excluding the impact from the Tax Act. Diluted earnings per share for 2017 was $1.75 per share, an increase of $0.16, or 10 percent, from the diluted earnings per share of $1.59 for the same period in the prior year, excluding the impact from the Tax Act.

During the fourth quarter of 2017, the Company announced the signing of a definitive agreement to acquire Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana (collectively, “FSB”). As of December 31, 2017, FSB had total assets of $1.028 billion, gross loans of $640 million and total deposits of $891 million. The acquisition marks the Company’s 20th acquisition since 2000 and its ninth announced transaction in the past five years. The acquisition has received the required regulatory approvals, is subject to other customary conditions of closing and is expected to be completed in February 2018.

During the second quarter of 2017, the Company announced the signing of a definitive agreement to acquire Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado (collectively, “Collegiate”). As of December 31, 2017, Collegiate had total assets of $533 million, gross loans of $346 million and total deposits of $464 million. The acquisition has received the required regulatory approvals, is subject to other customary conditions of closing and is expected to be completed in January 2018.

On April 30, 2017, the Company completed the acquisition of TFB Bancorp, Inc., the holding company for The Foothills Bank, a community bank based in Yuma, Arizona (collectively, “Foothills”). The Company’s results of operations and financial condition include the acquisition of Foothills from the acquisition date and the following table provides information on the fair value of selected classifications of assets and liabilities acquired:

(Dollars in thousands)	April 30, 2017
Total assets	$385,839
Investment securities	25,420
Loans receivable	292,529
Non-interest bearing deposits	97,527
Interest bearing deposits	199,233
Federal Home Loan Bank advances	22,800

Asset Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2016
Cash and cash equivalents	$200,004	220,210	152,541	(20,206)	47,463
Investment securities, available-for-sale	1,778,243	1,886,517	2,425,477	(108,274)	(647,234)
Investment securities, held-to-maturity	648,313	655,128	675,674	(6,815)	(27,361)
Total investment securities	2,426,556	2,541,645	3,101,151	(115,089)	(674,595)
Loans receivable
Residential real estate	720,728	734,242	674,347	(13,514)	46,381
Commercial real estate	3,577,139	3,503,976	2,990,141	73,163	586,998
Other commercial	1,579,353	1,575,514	1,342,250	3,839	237,103
Home equity	457,918	452,291	434,774	5,627	23,144
Other consumer	242,686	243,410	242,951	(724)	(265)
Loans receivable	6,577,824	6,509,433	5,684,463	68,391	893,361
Allowance for loan and lease losses	(129,568)	(129,576)	(129,572)	8	4
Loans receivable, net	6,448,256	6,379,857	5,554,891	68,399	893,365
Other assets	631,533	656,890	642,017	(25,357)	(10,484)
Total assets	$9,706,349	9,798,602	9,450,600	(92,253)	255,749

The Company successfully executed its strategy to stay below $10 billion in total assets as of year end to delay the impact of the Durbin Amendment for one additional year. The Company accomplished this strategy in part by redeploying investment cash flow selectively and selling securities into the higher yielding loan portfolio. The Durbin Amendment, which was passed as part of Dodd-Frank, establishes limits on the amount of interchange fees that can be charged to merchants for debit card processing and will reduce the Company’s service charge fee income in the future.

Total investment securities of $2.427 billion at December 31, 2017 decreased $115 million, or 5 percent, during the current quarter and decreased $675 million, or 22 percent, from the prior year fourth quarter. Investment securities represented 25 percent of total assets at December 31, 2017 compared to 33 percent of total assets at December 31, 2016.

The loan portfolio of $6.6 billion had seasonally slower growth in the fourth quarter of 2017, increasing $68.4 million, or 1 percent, during the quarter. The loan category with the largest increase was commercial real estate loans which increased $73.2 million, or 2 percent. Excluding the Foothills acquisition, the loan portfolio increased $601 million, or 11 percent, since the prior year end and primarily came from growth in commercial real estate and other commercial loans of $357 million and $209 million, respectively.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
Allowance for loan and lease losses
Balance at beginning of period	$129,572	129,572	129,697
Provision for loan losses	10,824	7,938	2,333
Charge-offs	(19,331)	(14,801)	(11,496)
Recoveries	8,503	6,867	9,038
Balance at end of period	$129,568	129,576	129,572
Other real estate owned	$14,269	14,359	20,954
Accruing loans 90 days or more past due	6,077	3,944	1,099
Non-accrual loans	44,833	46,770	49,332
Total non-performing assets	$65,179	65,073	71,385
Non-performing assets as a percentage of subsidiary assets	0.68%	0.67%	0.76%
Allowance for loan and lease losses as a percentage of non-performing loans	255%	256%	257%
Allowance for loan and lease losses as a percentage of total loans	1.97%	1.99%	2.28%
Net charge-offs as a percentage of total loans	0.17%	0.12%	0.04%
Accruing loans 30-89 days past due	$37,687	29,115	25,617
Accruing troubled debt restructurings	$38,491	31,093	52,077
Non-accrual troubled debt restructurings	$23,709	22,134	21,693
U.S. government guarantees included in non-performing assets	$2,513	1,913	1,746

Non-performing assets at December 31, 2017 were $65.1 million, a decrease of $6.2 million, or 9 percent, from a year ago. Non-performing assets as a percentage of subsidiary assets at December 31, 2017 was 0.68 percent which was a decrease of 8 basis points from the prior year end of 0.76 percent. Early stage delinquencies (accruing loans 30-89 days past due) of $37.7 million at December 31, 2017 increased $8.6 million from the prior quarter and increased $12.1 million from the prior year end. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at December 31, 2017 was 1.97 percent, a decrease of 31 basis points from 2.28 percent at December 31, 2016, such decrease was driven by loan growth, stabilizing credit quality, and no allowance carried over from the Foothills acquisition as a result of the acquired loans recorded at fair value.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs (Recoveries)	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Fourth quarter 2017	$2,886	$2,894	1.97%	0.57%	0.68%
Third quarter 2017	3,327	3,628	1.99%	0.45%	0.67%
Second quarter 2017	3,013	2,362	2.05%	0.49%	0.70%
First quarter 2017	1,598	1,944	2.20%	0.67%	0.75%
Fourth quarter 2016	1,139	4,101	2.28%	0.45%	0.76%
Third quarter 2016	626	478	2.37%	0.49%	0.84%
Second quarter 2016	—	(2,315)	2.46%	0.44%	0.82%
First quarter 2016	568	194	2.50%	0.46%	0.88%

Net charge-offs for the current quarter were $2.9 million compared to $3.6 million for the prior quarter and $4.1 million from the same quarter last year. There was $2.9 million of current quarter provision for loan losses, compared to $3.3 million in the prior quarter and $1.1 million in the prior year fourth quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2016
Deposits
Non-interest bearing deposits	$2,311,902	2,355,983	2,041,852	(44,081)	270,050
NOW and DDA accounts	1,695,246	1,733,353	1,588,550	(38,107)	106,696
Savings accounts	1,082,604	1,081,056	996,061	1,548	86,543
Money market deposit accounts	1,512,693	1,564,738	1,464,415	(52,045)	48,278
Certificate accounts	817,259	846,005	948,714	(28,746)	(131,455)
Core deposits, total	7,419,704	7,581,135	7,039,592	(161,431)	380,112
Wholesale deposits	160,043	186,019	332,687	(25,976)	(172,644)
Deposits, total	7,579,747	7,767,154	7,372,279	(187,407)	207,468
Repurchase agreements	362,573	453,596	473,650	(91,023)	(111,077)
Federal Home Loan Bank advances	353,995	153,685	251,749	200,310	102,246
Other borrowed funds	8,224	8,243	4,440	(19)	3,784
Subordinated debentures	126,135	126,099	125,991	36	144
Other liabilities	76,618	83,624	105,622	(7,006)	(29,004)
Total liabilities	$8,507,292	8,592,401	8,333,731	(85,109)	173,561

The Company reduced the amount of on-balance sheet deposits during the quarter as part of its strategy to stay below $10 billion in total assets. Core deposits decreased $161 million, or 2 percent, from the prior quarter, and decreased $380 million, or 5 percent, from the prior year end. The Company utilized a third party vendor to transfer $433 million of deposits off balance sheet as of December 31, 2017, an increase of $268 million over the prior quarter, or 162 percent, over the prior quarter. These deposits can be brought back onto the Company’s balance sheet at the Company’s discretion. Including the deposit accounts transferred, organic core deposits increased $478 million, or 7 percent, from December 31, 2016. At December 31, 2017, wholesale deposits were $160 million, a decrease of $26.0 million, or 14 percent, over the prior quarter and a decrease of $173 million, or 52 percent, over the prior year end.

Securities sold under agreements to repurchase (“repurchase agreements”) of $363 million at December 31, 2017 decreased $91.0 million, or 20 percent, from the prior quarter and decreased $111 million, or 23 percent, from the prior year end. Federal Home Loan Bank (“FHLB”) advances of $354 million at December 31, 2017, increased $200 million over prior quarter and increased $102 million over the prior year end. The increases were the result of strategically managing the deposit accounts to stay below $10 billion and utilizing FHLB advances to manage the daily liquidity needs for loan growth.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2016
Common equity	$1,201,036	1,201,534	1,124,251	(498)	76,785
Accumulated other comprehensive (loss) income	(1,979)	4,667	(7,382)	(6,646)	5,403
Total stockholders’ equity	1,199,057	1,206,201	1,116,869	(7,144)	82,188
Goodwill and core deposit intangible, net	(191,995)	(192,609)	(159,400)	614	(32,595)
Tangible stockholders’ equity	$1,007,062	1,013,592	957,469	(6,530)	49,593

Stockholders’ equity to total assets	12.35%	12.31%	11.82%
Tangible stockholders’ equity to total tangible assets	10.58%	10.55%	10.31%
Book value per common share	$15.37	15.46	14.59	(0.09)	0.78
Tangible book value per common share	$12.91	12.99	12.51	(0.08)	0.40

Tangible stockholders’ equity of $1.007 billion at December 31, 2017 decreased $6.5 million compared to the prior quarter which was the result of a decrease in accumulated other comprehensive income. Tangible stockholders’ equity increased $49.6 million, or 5 percent, from a year ago, the result of earnings retention and $46.7 million of Company stock issued in connection with the Foothills acquisition; such increases more than offset the increase in goodwill and core deposit intangibles. Tangible book value per common share at quarter end decreased $0.08 per share from the prior quarter and increased $0.40 per share from a year ago.

Cash Dividend
On November 15, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share. The dividend was payable December 14, 2017 to shareholders of record on December 5, 2017. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2017
Compared to September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016

Income Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Net interest income
Interest income	$96,898	96,464	94,032	87,628	87,759
Interest expense	7,072	7,652	7,774	7,366	7,214
Total net interest income	89,826	88,812	86,258	80,262	80,545
Non-interest income
Service charges and other fees	17,282	17,307	17,495	15,633	15,645
Miscellaneous loan fees and charges	1,077	1,211	1,092	980	1,234
Gain on sale of loans	7,408	9,141	7,532	6,358	9,765
(Loss) gain on sale of investments	(115)	77	(522)	(100)	(757)
Other income	2,057	3,449	2,059	2,818	2,127
Total non-interest income	27,709	31,185	27,656	25,689	28,014
	$117,535	119,997	113,914	105,951	108,559
Net interest margin (tax-equivalent)	4.23%	4.11%	4.12%	4.03%	4.02%

		$ Change from
(Dollars in thousands)		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Net interest income
Interest income		$434	2,866	9,270	9,139
Interest expense		(580)	(702)	(294)	(142)
Total net interest income		1,014	3,568	9,564	9,281
Non-interest income
Service charges and other fees		(25)	(213)	1,649	1,637
Miscellaneous loan fees and charges		(134)	(15)	97	(157)
Gain on sale of loans		(1,733)	(124)	1,050	(2,357)
(Loss) gain on sale of investments		(192)	407	(15)	642
Other income		(1,392)	(2)	(761)	(70)
Total non-interest income		(3,476)	53	2,020	(305)
		$(2,462)	3,621	11,584	8,976

Net Interest Income
In the current quarter, interest income of $96.9 million increased $434 thousand, or 45 basis points, from the prior quarter and increased $9.1 million, or 10 percent, over the prior year fourth quarter with both increases attributable to the increase in interest from commercial loans. Interest income on commercial loans increased $1.5 million, or 2 percent, from the prior quarter and increased $11.6 million, or 23 percent, from the prior year fourth quarter. As a result of the shrinking investment portfolio, interest income from investments decreased $1.3 million from the prior quarter and $3.0 million from the prior year fourth quarter.

The current quarter interest expense of $7.1 million decreased $580 thousand, or 8 percent, from the prior quarter and was driven primarily by the decrease in wholesale deposits. Current quarter interest expense decreased $142 thousand, or 2 percent, from the prior year fourth quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 33 basis points compared to 35 basis points for the prior quarter and 36 basis points for the prior year fourth quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.23 percent compared to 4.11 percent in the prior quarter. The 12 basis points increase in the net interest margin was the result of an 11 basis points increase on the earning asset yield and a decrease of 2 basis points in cost of funds. The increase in earning asset yield was primarily driven by the continuing shift of lower yielding investments to higher yielding loans coupled with increased yields on loans and investments. The decrease in cost of funds was driven by the decrease in wholesale deposits which more than offset the increase in interest expense on FHLB advances. The current quarter net interest margin increased 21 basis points over the prior year fourth quarter net interest margin of 4.02 percent, due to the remix of earning assets to higher yielding loans and higher yielding earning assets.

Non-interest Income
Non-interest income for the current quarter totaled $27.7 million, a decrease of $3.5 million, or 11 percent, from the prior quarter and a decrease of $305 thousand, or 1 percent, over the same quarter last year. Service charges and other fees of $17.3 million, increased $1.6 million, or 10 percent, from the prior year fourth quarter primarily from the increased number of accounts. Gain on sale of loans for the current quarter decreased $1.7 million, or 19 percent, from the prior quarter as a result of a seasonal slow down in purchase activity. Gain on sale of loans decreased $2.4 million, or 24 percent, from the prior year fourth quarter as a result of decreased refinance and purchase activity. Other income of $2.1 million, decreased $1.4 million, or 40 percent, over the prior quarter due to the decrease in gain on sale of other real estate owned (“OREO”). Gain on sale of OREO during the fourth quarter of 2017 was $62.7 thousand compared to $1.5 million in the prior quarter.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Compensation and employee benefits	$40,465	41,297	39,498	39,246	38,826
Occupancy and equipment	6,925	6,500	6,560	6,646	6,692
Advertising and promotions	2,024	2,239	2,169	1,973	2,125
Data processing	3,970	3,647	3,409	3,124	3,408
Other real estate owned	377	817	442	273	2,076
Regulatory assessments and insurance	1,069	1,214	1,087	1,061	1,048
Core deposit intangibles amortization	614	640	639	601	608
Other expenses	12,922	12,198	11,505	10,420	11,934
Total non-interest expense	$68,366	68,552	65,309	63,344	66,717

		$ Change from
(Dollars in thousands)		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Compensation and employee benefits		$(832)	967	1,219	1,639
Occupancy and equipment		425	365	279	233
Advertising and promotions		(215)	(145)	51	(101)
Data processing		323	561	846	562
Other real estate owned		(440)	(65)	104	(1,699)
Regulatory assessments and insurance		(145)	(18)	8	21
Core deposit intangibles amortization		(26)	(25)	13	6
Other expense		724	1,417	2,502	988
Total non-interest expense		$(186)	3,057	5,022	1,649

During 2016, the Company consolidated its Bank divisions’ individual core database systems into a single core database and re-issued debit cards with chip technology (the Core Consolidation Project or “CCP”). Expenses related to CCP were $741 thousand during the fourth quarter of 2016. Excluding CCP expenses, non-interest expense for the current quarter increased $2.4 million, or 4 percent, over the prior year fourth quarter.

Compensation and employee benefits increased by $1.6 million, or 4 percent, from the prior year fourth quarter due to salary increases and the increased number of employees from acquisitions. Data processing expense increased $323 thousand, or 9 percent, from the prior quarter and increased $562, or 16 percent, from the prior year fourth quarter. Other expenses increased $724 thousand, or 6 percent from the prior quarter and increased $988 thousand, or 8 percent, from the prior year fourth quarter with changes in several categories and the primary increase was from acquisition related expenses.

Federal and State Income Tax Expense
Tax expense during the fourth quarter of 2017 was $31.3 million, an increase $19.7 million, or 169 percent, over the prior quarter and an increase of $21.7 million, or 224 percent, over the prior year fourth quarter with the increases due to the revaluation of the Company’s net deferred tax asset. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the years in which the temporary differences are expected to be recognized. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in net income in the period that includes the enactment date which occurred on December 22, 2017 with the enactment of the Tax Act. The current year federal marginal rate was 35 percent and will decrease to 21 percent in 2018. Excluding the impact of the Tax Act, the effective federal and state income tax rate for the Company was 25.1 percent in 2017 and is expected to decrease to a range of 17 to 18 percent during 2018 as a result of the Tax Act.

Efficiency Ratio
The current quarter efficiency ratio was 54.02 percent, a 58 basis points increase from the prior quarter efficiency ratio of 53.44 percent which was primarily driven by a seasonal slowing of residential refinance and purchase activity which caused a decrease in the gain on sale of loans. The current quarter efficiency ratio decreased 106 basis points from the prior year fourth quarter ratio of 55.08 percent and was attributable to the increase in net interest income primarily due to higher interest income on commercial loans. “The Bank divisions’ success in growing loans at higher yields while controlling funding costs throughout the year is reflected in the efficiency ratio improvement,” said Ron Copher, Chief Financial Officer.

Operating Results for Year ended December 31, 2017
Compared to December 31, 2016

Income Summary

	Year ended
(Dollars in thousands)	Dec 31, 2017	Dec 31, 2016	$ Change	% Change
Net interest income
Interest income	$375,022	$344,153	$30,869	9%
Interest expense	29,864	29,631	233	1%
Total net interest income	345,158	314,522	30,636	10%
Non-interest income
Service charges and other fees	67,717	62,405	5,312	9%
Miscellaneous loan fees and charges	4,360	4,613	(253)	(5)%
Gain on sale of loans	30,439	33,606	(3,167)	(9)%
Loss on sale of investments	(660)	(1,463)	803	(55)%
Other income	10,383	8,157	2,226	27%
Total non-interest income	112,239	107,318	4,921	5%
	$457,397	$421,840	$35,557	8%
Net interest margin (tax-equivalent)	4.12%	4.02%

Net Interest Income
Interest income for the current year increased $30.9 million, or 9 percent, from the prior year and was attributable to a $38.4 million increase in income from commercial loans which more than offset the decrease of $8.4 million in interest income on investments.

Interest expense of $29.9 million for the current year increased $233 thousand over the prior year. Interest expense on deposits decreased $1.6 million, or 9 percent, and was due to the decrease in wholesale deposits. Interest expense on repurchase agreements, FHLB advances, and subordinated debt increased $1.8 million, or 16 percent, over the prior year and was primarily driven by the increase in interest rates. The total funding cost (including non-interest bearing deposits) for 2017 was 36 basis points compared to 37 basis points for 2016.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for 2017 was 4.12 percent, a 10 basis point increase from the net interest margin of 4.02 percent for 2016. The increase in the margin was primarily attributable to a shift in earning assets to higher yielding loans. Additionally, there was an increase in yields on earning assets combined with a continued increase in low cost deposits during the current year.

Non-interest Income
Non-interest income of $112.2 million for 2017 increased $4.9 million, or 5 percent, over last year. Service charges and other fees of $67.7 million for 2017 increased $5.3 million, or 9 percent, from the prior year as a result of an increased number of deposit accounts. The gain on sale of loans of $30.4 million for 2017 decreased $3.2 million, or 9 percent, from prior year which was due to a lower volume of refinanced and purchased mortgages. Other income of $10.4 million for 2017 increased $2.2 million, or 27 percent, over last year and was the result of an increase on gain on sale of OREO.

Non-interest Expense Summary

	Year ended
(Dollars in thousands)	Dec 31, 2017	Dec 31, 2016	$ Change	% Change
Compensation and employee benefits	$160,506	$151,697	$8,809	6%
Occupancy and equipment	26,631	25,979	652	3%
Advertising and promotions	8,405	8,433	(28)	—%
Data processing	14,150	14,390	(240)	(2)%
Other real estate owned	1,909	2,895	(986)	(34)%
Regulatory assessments and insurance	4,431	4,780	(349)	(7)%
Core deposit intangibles amortization	2,494	2,970	(476)	(16)%
Other expenses	47,045	47,570	(525)	(1)%
Total non-interest expense	$265,571	$258,714	$6,857	3%

Expenses related to CCP were $4.3 million during 2016. Excluding CCP expenses, non-interest expense for the current year increased $11.2 million, or 4 percent, over the prior year. Compensation and employee benefits for 2017 increased $8.8 million, or 6 percent, from the same period last year due to salary increases and the increased number of employees from the acquired banks. Occupancy and equipment expense increased $652 thousand, or 3 percent from the prior year as a result of increased costs from acquisitions. Data processing expense decreased $240 thousand, or 2 percent, from the prior year as a result of decreased costs associated with CCP. Current year other expenses of $47.0 million decreased $525 thousand, or 1 percent, from the prior year and was principally driven by decreased costs associated with CCP.

Provision for Loan Losses
The provision for loan losses was $10.8 million for 2017, an increase of $8.5 million from the same period in the prior year. Net charge-offs during 2017 were $10.8 million compared to $2.5 million during 2016.

Federal and State Income Tax Expense
Tax expense of $64.6 million in 2017 increased $25.0 million, or 63 percent, over the prior year as a result of the $19.7 million revaluation of the Company’s deferred tax asset related to the Tax Act.

Efficiency Ratio
The efficiency ratio of 53.94 percent for 2017 decreased 194 basis points from the prior year efficiency ratio of 55.88 percent which resulted from the increase in net interest income largely due to higher interest income on commercial loans.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;

•	legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers;

•	competition among financial institutions in the Company's markets may increase significantly;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•	the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;

•	natural disasters, including fires, floods, earthquakes, and other unexpected events;

•	the Company’s success in managing risks involved in the foregoing; and

•	the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, January 26, 2018. The conference call will be accessible by telephone and through the internet. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 5089588. To participate on the webcast, log on to: https://edge.media-server.com/m6/p/oqu7ruzu. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 5089588 by February 9, 2018.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d’Alene, with operations in Idaho, Utah and Washington; 1st Bank, Evanston, operating in Wyoming and Utah; Citizens Community Bank, Pocatello, operating in Idaho; Bank of the San Juans, Durango, operating in Colorado; First Bank of Wyoming, Powell, and First State Bank, Wheatland, both operating in Wyoming; North Cascades Bank, Chelan, with operations in Washington; and The Foothills Bank, Yuma, with operations in Arizona.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016
Assets
Cash on hand and in banks	$139,948	136,822	135,268
Federal funds sold	—	210	—
Interest bearing cash deposits	60,056	83,178	17,273
Cash and cash equivalents	200,004	220,210	152,541
Investment securities, available-for-sale	1,778,243	1,886,517	2,425,477
Investment securities, held-to-maturity	648,313	655,128	675,674
Total investment securities	2,426,556	2,541,645	3,101,151
Loans held for sale	38,833	48,709	72,927
Loans receivable	6,577,824	6,509,433	5,684,463
Allowance for loan and lease losses	(129,568)	(129,576)	(129,572)
Loans receivable, net	6,448,256	6,379,857	5,554,891
Premises and equipment, net	177,348	178,672	176,198
Other real estate owned	14,269	14,359	20,954
Accrued interest receivable	44,462	50,492	45,832
Deferred tax asset	38,344	58,916	67,121
Core deposit intangible, net	14,184	14,798	12,347
Goodwill	177,811	177,811	147,053
Non-marketable equity securities	29,884	21,890	25,550
Other assets	96,398	91,243	74,035
Total assets	$9,706,349	9,798,602	9,450,600
Liabilities
Non-interest bearing deposits	$2,311,902	2,355,983	2,041,852
Interest bearing deposits	5,267,845	5,411,171	5,330,427
Securities sold under agreements to repurchase	362,573	453,596	473,650
FHLB advances	353,995	153,685	251,749
Other borrowed funds	8,224	8,243	4,440
Subordinated debentures	126,135	126,099	125,991
Accrued interest payable	3,450	3,154	3,584
Other liabilities	73,168	80,470	102,038
Total liabilities	8,507,292	8,592,401	8,333,731
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	780	780	765
Paid-in capital	797,997	797,381	749,107
Retained earnings - substantially restricted	402,259	403,373	374,379
Accumulated other comprehensive (loss) income	(1,979)	4,667	(7,382)
Total stockholders’ equity	1,199,057	1,206,201	1,116,869
Total liabilities and stockholders’ equity	$9,706,349	9,798,602	9,450,600

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Year ended
(Dollars in thousands, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Interest Income
Investment securities	$18,663	19,987	21,645	81,968	90,392
Residential real estate loans	8,520	8,326	8,463	33,114	33,410
Commercial loans	61,329	59,875	49,750	227,356	188,949
Consumer and other loans	8,386	8,276	7,901	32,584	31,402
Total interest income	96,898	96,464	87,759	375,022	344,153
Interest Expense
Deposits	3,288	4,564	4,497	16,793	18,402
Securities sold under agreements to repurchase	496	537	325	1,858	1,207
Federal Home Loan Bank advances	2,106	1,398	1,377	6,748	6,221
Other borrowed funds	24	21	18	79	67
Subordinated debentures	1,158	1,132	997	4,386	3,734
Total interest expense	7,072	7,652	7,214	29,864	29,631
Net Interest Income	89,826	88,812	80,545	345,158	314,522
Provision for loan losses	2,886	3,327	1,139	10,824	2,333
Net interest income after provision for loan losses	86,940	85,485	79,406	334,334	312,189
Non-Interest Income
Service charges and other fees	17,282	17,307	15,645	67,717	62,405
Miscellaneous loan fees and charges	1,077	1,211	1,234	4,360	4,613
Gain on sale of loans	7,408	9,141	9,765	30,439	33,606
(Loss) gain on sale of investments	(115)	77	(757)	(660)	(1,463)
Other income	2,057	3,449	2,127	10,383	8,157
Total non-interest income	27,709	31,185	28,014	112,239	107,318
Non-Interest Expense
Compensation and employee benefits	40,465	41,297	38,826	160,506	151,697
Occupancy and equipment	6,925	6,500	6,692	26,631	25,979
Advertising and promotions	2,024	2,239	2,125	8,405	8,433
Data processing	3,970	3,647	3,408	14,150	14,390
Other real estate owned	377	817	2,076	1,909	2,895
Regulatory assessments and insurance	1,069	1,214	1,048	4,431	4,780
Core deposit intangibles amortization	614	640	608	2,494	2,970
Other expenses	12,922	12,198	11,934	47,045	47,570
Total non-interest expense	68,366	68,552	66,717	265,571	258,714
Income Before Income Taxes	46,283	48,118	40,703	181,002	160,793
Federal and state income tax expense	31,327	11,639	9,662	64,625	39,662
Net Income	$14,956	36,479	31,041	116,377	121,131

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	December 31, 2017			December 31, 2016
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$758,180	$8,520	4.50%	$756,796	$8,463	4.47%
Commercial loans [1]	5,089,922	63,140	4.92%	4,225,252	51,039	4.81%
Consumer and other loans	695,288	8,386	4.79%	677,300	7,901	4.64%
Total loans [2]	6,543,390	80,046	4.85%	5,659,348	67,403	4.74%
Tax-exempt investment securities [3]	1,089,640	15,485	5.68%	1,290,962	18,487	5.73%
Taxable investment securities [4]	1,483,157	8,774	2.37%	1,809,816	9,813	2.17%
Total earning assets	9,116,187	104,305	4.54%	8,760,126	95,703	4.35%
Goodwill and intangibles	192,663			159,771
Non-earning assets	402,802			389,562
Total assets	$9,711,652			$9,309,459
Liabilities
Non-interest bearing deposits	$2,334,103	$—	—%	$2,045,833	$—	—%
NOW and DDA accounts	1,704,799	408	0.10%	1,533,225	254	0.07%
Savings accounts	1,087,212	164	0.06%	979,377	134	0.05%
Money market deposit accounts	1,552,045	610	0.16%	1,451,803	548	0.15%
Certificate accounts	831,107	1,203	0.57%	961,707	1,393	0.58%
Wholesale deposits [5]	161,320	903	2.22%	335,579	2,168	2.57%
FHLB advances	226,334	2,106	3.64%	220,921	1,377	2.44%
Repurchase agreements and other borrowed funds	512,780	1,678	1.30%	538,305	1,340	0.99%
Total funding liabilities	8,409,700	7,072	0.33%	8,066,750	7,214	0.36%
Other liabilities	93,335			101,383
Total liabilities	8,503,035			8,168,133
Stockholders’ Equity
Common stock	780			765
Paid-in capital	797,607			748,730
Retained earnings	410,836			389,289
Accumulated other comprehensive (loss) income	(606)			2,542
Total stockholders’ equity	1,208,617			1,141,326
Total liabilities and stockholders’ equity	$9,711,652			$9,309,459
Net interest income (tax-equivalent)		$97,233			$88,489
Net interest spread (tax-equivalent)			4.21%			3.99%
Net interest margin (tax-equivalent)			4.23%			4.02%
__________

[1]	Includes tax effect of $1.8 million and $1.3 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2017 and 2016, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $5.3 million and $6.3 million on tax-exempt investment securities income for the three months ended December 31, 2017 and 2016, respectively.

[4]	Includes tax effect of $313 thousand and $353 thousand on federal income tax credits for the three months ended December 31, 2017 and 2016, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Year ended
	December 31, 2017			December 31, 2016
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$744,523	$33,114	4.45%	$741,876	$33,410	4.50%
Commercial loans [1]	4,792,720	233,744	4.88%	3,993,363	193,147	4.84%
Consumer and other loans	684,129	32,584	4.76%	668,990	31,402	4.69%
Total loans [2]	6,221,372	299,442	4.81%	5,404,229	257,959	4.77%
Tax-exempt investment securities [3]	1,160,182	66,077	5.70%	1,325,810	75,907	5.73%
Taxable investment securities [4]	1,722,264	39,727	2.31%	1,874,240	41,775	2.23%
Total earning assets	9,103,818	405,246	4.45%	8,604,279	375,641	4.37%
Goodwill and intangibles	180,014			155,981
Non-earning assets	394,363			392,353
Total assets	$9,678,195			$9,152,613
Liabilities
Non-interest bearing deposits	$2,175,750	$—	—%	$1,934,543	$—	—%
NOW and DDA accounts	1,656,865	1,402	0.08%	1,498,928	1,062	0.07%
Savings accounts	1,055,688	624	0.06%	920,058	464	0.05%
Money market deposit accounts	1,547,659	2,407	0.16%	1,420,700	2,183	0.15%
Certificate accounts	888,887	5,114	0.58%	1,013,046	5,998	0.59%
Wholesale deposits [5]	275,804	7,246	2.63%	335,616	8,695	2.59%
FHLB advances	258,528	6,748	2.57%	294,952	6,221	2.07%
Repurchase agreements and other borrowed funds	547,307	6,323	1.16%	515,254	5,008	0.97%
Total funding liabilities	8,406,488	29,864	0.36%	7,933,097	29,631	0.37%
Other liabilities	83,991			96,392
Total liabilities	8,490,479			8,029,489
Stockholders’ Equity
Common stock	775			763
Paid-in capital	781,267			740,792
Retained earnings	406,200			371,925
Accumulated other comprehensive (loss) income	(526)			9,644
Total stockholders’ equity	1,187,716			1,123,124
Total liabilities and stockholders’ equity	$9,678,195			$9,152,613
Net interest income (tax-equivalent)		$375,382			$346,010
Net interest spread (tax-equivalent)			4.09%			4.00%
Net interest margin (tax-equivalent)			4.12%			4.02%
__________

[1]	Includes tax effect of $6.4 million and $4.2 million on tax-exempt municipal loan and lease income for the years ended December 31, 2017 and 2016, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $22.5 million and $25.9 million on tax-exempt investment securities income for the years ended December 31, 2017 and 2016, respectively.

[4]	Includes tax effect of $1.3 million and $1.4 million on federal income tax credits for the years ended December 31, 2017 and 2016, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2016
Custom and owner occupied construction	$109,555	$106,615	$86,233	3%	27%
Pre-sold and spec construction	72,160	82,023	66,184	(12)%	9%
Total residential construction	181,715	188,638	152,417	(4)%	19%
Land development	82,398	83,414	75,078	(1)%	10%
Consumer land or lots	102,289	99,866	97,449	2%	5%
Unimproved land	65,753	64,610	69,157	2%	(5)%
Developed lots for operative builders	14,592	12,830	13,254	14%	10%
Commercial lots	23,770	25,984	30,523	(9)%	(22)%
Other construction	391,835	367,060	257,769	7%	52%
Total land, lot, and other construction	680,637	653,764	543,230	4%	25%
Owner occupied	1,132,833	1,109,796	977,932	2%	16%
Non-owner occupied	1,186,066	1,180,976	929,729	—%	28%
Total commercial real estate	2,318,899	2,290,772	1,907,661	1%	22%
Commercial and industrial	751,221	766,970	686,870	(2)%	9%
Agriculture	450,616	468,168	407,208	(4)%	11%
1st lien	877,335	873,061	877,893	—%	—%
Junior lien	51,155	53,337	58,564	(4)%	(13)%
Total 1-4 family	928,490	926,398	936,457	—%	(1)%
Multifamily residential	189,342	185,891	184,068	2%	3%
Home equity lines of credit	440,105	429,483	402,614	2%	9%
Other consumer	148,247	153,363	155,193	(3)%	(4)%
Total consumer	588,352	582,846	557,807	1%	5%
States and political subdivisions	383,252	351,869	255,420	9%	50%
Other	144,133	142,826	126,252	1%	14%
Total loans receivable, including loans held for sale	6,616,657	6,558,142	5,757,390	1%	15%
Less loans held for sale [1]	(38,833)	(48,709)	(72,927)	(20)%	(47)%
Total loans receivable	$6,577,824	$6,509,433	$5,684,463	1%	16%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2017	Dec 31, 2017
Custom and owner occupied construction	$48	177	—	—	—	48
Pre-sold and spec construction	38	267	226	38	—	—
Total residential construction	86	444	226	38	—	48
Land development	7,888	8,116	9,864	806	—	7,082
Consumer land or lots	1,861	2,451	2,137	1,065	—	796
Unimproved land	10,866	10,320	11,905	8,760	—	2,106
Developed lots for operative builders	116	116	175	—	—	116
Commercial lots	1,312	1,374	1,466	260	—	1,052
Other construction	151	151	—	—	—	151
Total land, lot and other construction	22,194	22,528	25,547	10,891	—	11,303
Owner occupied	13,848	14,207	18,749	11,778	698	1,372
Non-owner occupied	4,584	4,251	3,426	3,711	312	561
Total commercial real estate	18,432	18,458	22,175	15,489	1,010	1,933
Commercial and industrial	5,294	5,190	5,184	4,700	533	61
Agriculture	3,931	3,998	1,615	3,931	—	—
1st lien	9,261	7,688	9,186	6,452	2,605	204
Junior lien	567	591	1,167	518	—	49
Total 1-4 family	9,828	8,279	10,353	6,970	2,605	253
Multifamily residential	—	—	400	—	—	—
Home equity lines of credit	3,292	4,151	5,494	2,652	—	640
Other consumer	322	225	391	162	129	31
Total consumer	3,614	4,376	5,885	2,814	129	671
States and political subdivisions	1,800	1,800	—	—	1,800	—
Total	$65,179	65,073	71,385	44,833	6,077	14,269

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2016
Custom and owner occupied construction	$300	$415	$1,836	(28)%	(84)%
Pre-sold and spec construction	102	451	—	(77)%	n/m
Total residential construction	402	866	1,836	(54)%	(78)%
Land development	—	5	154	(100)%	(100)%
Consumer land or lots	353	615	638	(43)%	(45)%
Unimproved land	662	621	1,442	7%	(54)%
Developed lots for operative builders	7	—	—	n/m	n/m
Commercial lots	108	15	—	620%	n/m
Total land, lot and other construction	1,130	1,256	2,234	(10)%	(49)%
Owner occupied	4,726	4,450	2,307	6%	105%
Non-owner occupied	2,399	5,502	1,689	(56)%	42%
Total commercial real estate	7,125	9,952	3,996	(28)%	78%
Commercial and industrial	6,472	5,784	3,032	12%	113%
Agriculture	3,205	780	1,133	311%	183%
1st lien	10,865	2,973	7,777	265%	40%
Junior lien	4,348	3,463	1,016	26%	328%
Total 1-4 family	15,213	6,436	8,793	136%	73%
Multifamily Residential	—	237	10	(100)%	(100)%
Home equity lines of credit	1,962	2,065	1,537	(5)%	28%
Other consumer	2,109	1,735	1,180	22%	79%
Total consumer	4,071	3,800	2,717	7%	50%
States and political subdivisions	—	—	1,800	n/m	(100)%
Other	69	4	66	1,625%	5%
Total	$37,687	$29,115	$25,617	29%	47%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2017
Custom and owner occupied construction	$—	58	(1)	62	62
Pre-sold and spec construction	(23)	(19)	786	—	23
Total residential construction	(23)	39	785	62	85
Land development	(143)	(67)	(2,661)	—	143
Consumer land or lots	222	(150)	(688)	411	189
Unimproved land	(304)	(177)	(184)	—	304
Developed lots for operative builders	(107)	(16)	(27)	—	107
Commercial lots	(6)	(4)	27	—	6
Other construction	389	390	—	389	—
Total land, lot and other construction	51	(24)	(3,533)	800	749
Owner occupied	3,908	3,416	1,196	4,556	648
Non-owner occupied	368	214	44	382	14
Total commercial real estate	4,276	3,630	1,240	4,938	662
Commercial and industrial	883	429	(370)	1,597	714
Agriculture	9	(11)	50	37	28
1st lien	(23)	(201)	487	356	379
Junior lien	719	746	60	815	96
Total 1-4 family	696	545	547	1,171	475
Multifamily residential	(230)	(229)	229	—	230
Home equity lines of credit	272	262	611	463	191
Other consumer	505	98	257	735	230
Total consumer	777	360	868	1,198	421
Other	4,389	3,195	2,642	9,528	5,139
Total	$10,828	7,934	2,458	19,331	8,503

Visit our website at www.glacierbancorp.com